Exhibit 99.3
Item 1: Financial Statements

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, Dollars in Thousands, Except per Share Amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Revenues	$43,589	$39,777	$78,477	$56,262
Cost of Revenues	27,378	27,218	49,358	39,357

Gross Profit	16,211	12,559	29,119	16,905
Operating Expenses	10,091	10,816	18,604	16,281
Environmental Remediation Charge	—	2,800	—	2,800

Operating (Income) Loss	6,120	(1,057)	10,515	(2,176)
Interest and Other Income	90	48	184	923
Interest Expense	3,157	3,056	6,460	4,125
Debt Repayment Charges	2,714	—	2,714	—

Income Loss from Continuing Operations before Income Tax	339	(4,065)	1,525	(5,378)
Income Tax Expense (Benefit)	221	(1,459)	768	(1,982)

Income (Loss) from Continuing Operations	118	(2,606)	757	(3,396)
Income (Loss) from Discontinued Operations, Net of Tax	—	268	—	(247)

Net Income (Loss)	$118	$(2,338)	$757	$(3,643)

Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.02	$(0.36)	$0.10	$(0.47)
Discontinued Operations, Net of Tax	—	0.04	—	(0.03)

Net Income (Loss)	$0.02	$(0.32)	$0.10	$(0.50)

Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.02	$(0.36)	$0.10	$(0.47)
Discontinued Operations, Net of Tax	—	0.04	—	(0.03)

Net Income (Loss)	$0.02	$(0.32)	$0.10	$(0.50)

Weighted Average Shares Outstanding:
Basic	7,335,000	7,297,000	7,330,000	7,297,000
Diluted	7,429,000	7,297,000	7,398,000	7,297,000
See accompanying notes to condensed consolidated financial statements

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)

	March 31,	September 30,
	2007	2006

ASSETS
Current Assets:
Cash and Cash Equivalents	$9,613	$6,872
Accounts Receivable	15,603	19,474
Notes Receivable	—	7,510
Inventories	55,732	39,755
Prepaid Expenses and Other Current Assets	1,989	1,845
Deferred Income Taxes	1,887	1,887

Total Current Assets	84,824	77,343
Property, Plant and Equipment, Net	117,652	119,746
Intangible Assets, Net	8,682	14,237
Deferred Income Taxes	21,701	21,701
Other Assets	8,355	6,428

TOTAL ASSETS	$241,214	$239,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$9,756	$11,158
Accrued Liabilities	6,619	11,257
Employee Related Liabilities	4,509	4,600
Environmental Remediation Reserves	589	1,631
Deferred Revenues	10,901	5,683
Current Portion of Debt	229	9,593

Total Current Liabilities	32,603	43,922
Long-Term Debt	110,485	97,771
Environmental Remediation Reserves	15,468	15,880
Pension Obligations and Other Long-Term Liabilities	9,686	9,998

Total Liabilities	168,242	167,571

Commitments and Contingencies
Stockholders’ Equity
Preferred Stock — No par value; 3,000,000 authorized; none outstanding	—	—
Common Stock — $.10 par value; 20,000,000 shares authorized, 9,387,541 and 9,359,041 issued	936	933
Capital in Excess of Par Value	87,025	86,724
Retained Earnings	3,069	2,312
Treasury Stock - 2,034,870 shares	(16,982)	(16,982)
Accumulated Other Comprehensive Loss	(1,076)	(1,103)

Total Shareholders’ Equity	72,972	71,884

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$241,214	$239,455

See ccompanying notes to condensed consolidated financial statements

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Statements of Cash Flow
(Unaudited, Dollars in Thousands)

	Six Months Ended
	March 31,
	2007	2006

Cash Flows from Operating Activities:
Net Income (Loss)	$757	$(3,643)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) by Operating Activities:
Depreciation and amortization	9,643	8,232
Non-cash interest expense	1,819	1,294
Share-based compensation	67	233
Non-cash component of debt repayment charges	2,309	—
Gain on sale of assets	—	(630)
Changes in operating assets and liabilities:
Accounts receivable	3,893	(3,192)
Inventories	(15,977)	(5,853)
Prepaid expenses and other current assets	(144)	(2,418)
Accounts payable, accrued liabilities, and employee related liabilities	766	2,727
Deferred revenues	5,218	(344)
Environmental remediation reserves	(1,454)	(1,197)
Pension obligations, net	19	(367)
Discontinued operations, net	—	675
Other	(269)	657

Net Cash Provided (Used) by Operating Activities	6,647	(3,826)

Cash Flows from Investing Activities:
Acquisition of business and earnout payment	(6,000)	(108,451)
Capital expenditures	(2,565)	(7,904)
Proceeds from sale of assets	—	2,395
Discontinued operations, net	7,510	(347)

Net Cash Used by Investing Activities	(1,055)	(114,307)

Cash Flows from Financing Activities:
Proceeds from the issuance of long-term debt	110,000	85,000
Payments of long-term debt	(108,472)	(325)
Short-term borrowings, net	—	5,995
Debt issuance costs	(4,574)	(1,716)
Issuances of common stock	195	31
Discontinued operations, net	—	(68)

Net Cash Provided (Used) by Financing Activities	(2,851)	88,917

Net Change in Cash and cash Equivalents	2,741	(29,216)
Cash and Cash Equivalents, Beginning of Period	6,872	37,213

Cash and Cash Equivalents, End of Period	$9,613	$7,997

Cash Paid For:
Interest	$3,260	$2,713
Income taxes	81	(353)

Non-Cash Transactions:
Capital leases originated	$321	$—
See accompanying notes to condensed consolidated financial statements

AMERICAN PACIFIC CORPORATION
Notes to Condensed Consolidated Financial Statements
(Unaudited, Dollars in Thousands, Except per Share Amounts)
1.	INTERIM BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Interim Basis of Presentation: The accompanying condensed consolidated financial statements of American Pacific Corporation and its subsidiaries are unaudited, but in our opinion, include all adjustments, which are of a normal recurring nature, necessary for the fair presentation of financial results for interim periods. These statements should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended September 30, 2006. The operating results for the three-month and six-month periods ended March 31, 2007 and cash flows for the six-month period ended March 31, 2007 are not necessarily indicative of the results that will be achieved for the full fiscal year or for future periods.

Accounting Policies: A description of our significant accounting policies is included in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2006.

Principles of Consolidation: Our consolidated financial statements include the accounts of American Pacific Corporation and our wholly-owned subsidiaries. In connection with our acquisition of the fine chemicals business (the “AFC Business”) of GenCorp, through the purchase of substantially all of the assets of Aerojet Fine Chemicals LLC and the assumption of certain of its liabilities, we began consolidating our newly formed, wholly-owned subsidiary, Ampac Fine Chemicals or AFC on November 30, 2005 (See Note 2). All intercompany accounts have been eliminated.

Discontinued Operations: In June 2006, our board of directors approved and we committed to a plan to sell our 50% interest in the ESI joint venture based on our determination that ESI’s product lines were no longer a strategic fit with our business strategies. We consolidated ESI in accordance with FIN 46R, “Consolidation of Variable Interest Entities,” which requires companies to consolidate variable interest entities that either: (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) hold a significant variable interest in, or have significant involvement with, an existing variable interest entity. Revenues, expenses and cash flows associated with ESI’s operations are presented as discontinued operations for all periods presented. Effective September 30, 2006, we completed the sale of our interest in ESI. ESI was formerly reported within our Specialty Chemicals segment. See Note 12.

Recently Issued or Adopted Accounting Standards: In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes”, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact of this standard on our consolidated financial statements.

In September 2006, the SEC issued SAB 108, which documents the SEC staff’s views regarding the process of quantifying financial statement misstatements. Under SAB 108, we must evaluate the materiality of an identified unadjusted error by considering the impact of both the current year error and the cumulative error, if applicable. This also means that both the impact on the current period income statement and the period-end balance sheet must be considered. SAB 108 is effective for fiscal years ending after November 15, 2006. Any past adjustments required to be recorded as a result of adopting SAB 108 will be recorded as a cumulative effect adjustment to the opening balance of retained earnings. We do not believe the adoption of SAB 108 will have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. SFAS No. 157 will be first effective for our financial statements issued for the year ended September 30, 2008, and interim periods within that year. We are currently evaluating the impact that the adoption of SFAS No. 157 will have on our consolidated financial statements.

In September 2006, FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)”, which requires companies to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This statement becomes effective for us on September 30, 2007. We are currently evaluating the impact the adoption of SFAS 158 will have on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by SFAS No. 159 permits all companies to choose to measure eligible items at fair value at specified election dates. At each subsequent reporting date, a company shall report in earnings any unrealized gains and losses on items for which the fair value option has been elected. SFAS No. 159 is effective as of the beginning of our first fiscal year that begins on October 1, 2008. We are currently evaluating whether to adopt the fair value option under SFAS No. 159 and evaluating what impact adoption would have on our consolidated financial statements.

2.	ACQUISITIONS

AFC Business Acquisition: In July 2005, we entered into an agreement to acquire, and on November 30, 2005, we completed the acquisition of the AFC Business of GenCorp through the purchase of substantially all of the assets of Aerojet Fine Chemicals, LLC and the assumption of certain of its liabilities. The assets were acquired and liabilities assumed by our newly formed, wholly-owned subsidiary, Ampac Fine Chemicals or AFC. AFC is a manufacturer of active pharmaceutical ingredients and registered intermediates under the FDA’s current good manufacturing practices or “cGMP” guidelines for customers in the pharmaceutical industry. Its facilities in California offer specialized engineering capabilities including high containment for high potency compounds, energetic and nucleoside chemistries, and chiral separation using the first commercial-scale simulated moving bed in the United States.

The total consideration for the AFC Business acquisition is comprised of the following:

Cash	$88,500
Fair value of Seller Subordinated Note (Face value $25,500)	19,400
Capital expenditures adjustment	17,431
Working capital adjustment	(1,268)
Earnout adjustment	5,000
Other direct acquisition costs	4,348

Total purchase price	$133,411

Subordinated Seller Note – The fair value of the Seller Subordinated Note was determined by discounting the required principal and interest payments at a rate of 15%, which the Company believes is appropriate for instruments with comparable terms. This note was paid in full in February 2007, see Note 7.

Capital Expenditures Adjustment – The capital expenditures adjustment represents net reimbursements to GenCorp for their cash capital investments, as defined in the acquisition agreements, during the period July 2005 through the closing date on November 30, 2005.
Working Capital Adjustment – The working capital adjustment represents a net adjustment to the purchase price based on actual working capital as of the closing date compared to a target working capital amount specified in the acquisition agreements.
Earnout and EBITDAP Adjustments – The acquisition agreements included a reduction of the purchase price if AFC did not achieve a specified level of earnings before interest, taxes, depreciation, amortization, and pension expense (“EBITDAP”) for the three months ended December 31, 2005, equal to four times the difference between the targeted EBITDAP and the actual EBITDAP achieved, not to exceed $1,000. This target was not met, and accordingly, we received $1,000 from GenCorp. In addition to the amounts paid at closing, the purchase price was subject to an additional contingent cash payment of up to $5,000 based on targeted financial performance of AFC during the year ending September 30, 2006. If the full Earnout Adjustment became payable to GenCorp, the EBITDAP Adjustment also became refundable to GenCorp. During the year ended September 30, 2006, the AFC financial performance target was exceeded. Accordingly, we recorded a $6,000 payable to GenCorp as of September 30, 2006 (classified as accrued liabilities) comprised of the $5,000 Earnout Payment and the $1,000 refund of the EBITDAP Adjustment. We paid GenCorp $6,000 in February 2007.
Direct Acquisition Costs – Total direct acquisition costs, consisting primarily of legal and due diligence fees, were $4,348.
In connection with the AFC Business acquisition, we entered into Credit Facilities and a Seller Subordinated Note, each discussed in Note 7. The total purchase price was funded with net proceeds from the Credit Facilities of $81,881, the Seller Subordinated Note of $25,500 and existing cash.
This acquisition was accounted for using the purchase method of accounting, under which the total purchase price was allocated to the fair values of the assets acquired and liabilities assumed. We engaged outside consultants to assist in the valuation of property, plant and equipment and intangible assets. As of September 30, 2006, the allocation of the purchase price and the related determination of the useful lives of property, plant and equipment were preliminary and subject to change based on the then pending final valuation report. As a result of the final valuation report, during the first quarter of fiscal 2007, we recorded a reclassification of $2,986 of assigned purchase price from intangible assets to property, plant and equipment, and finalized our estimates of the related remaining useful lives.
The following table indicates the amounts assigned to each major asset and liability caption of AFC as of the acquisition date:

Accounts Receivable	$7,746
Inventories	15,941
Other Current Assets	123
Property, Plant and Equipment	114,494
Customer relationships, average life of 5.5 years	7,957
Backlog, average life of 1.5 years	2,287
Other Assets	382

Total Assets Acquired	148,930

Accounts Payable and Accrued Liabilities	11,967
Deferred Revenues and Customer Deposits	2,549
Long-Term Liabilities	1,003

Total Liabilities Assumed	15,519

Purchase Price	$133,411

Intangible assets, consisting of customer relationships and existing customer backlog, have definite lives and will be amortized over their estimated useful lives using the straight-line method.

3.	SHARE-BASED COMPENSATION

On October 1, 2005, we adopted SFAS No. 123R, “Share-Based Payment”, which requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. We have elected to use the Modified Prospective Transition method such that SFAS No. 123R applies to the unvested portion of previously issued awards, new awards and to awards modified, repurchased or canceled after the effective date. Accordingly, commencing October 1, 2005, we recognize share-based compensation for all current award grants and for the unvested portion of previous award grants based on grant date fair values. Prior to fiscal 2006, we accounted for share-based awards under the Accounting Principles Board Opinion No. 25 intrinsic value method, under which no compensation expense was recognized because all historical options granted were at an exercise price equal to the market value of our stock on the grant date. Prior period financial statements have not been adjusted to reflect fair value share-based compensation expense under SFAS No. 123R.

Our share-based payment arrangements are designed to attract and retain employees and directors. The amount, frequency, and terms of share-based awards may vary based on competitive practices, our operating results, and government regulations. New shares are issued upon option exercise or restricted share grants. We do not settle equity instruments in cash. We maintain two share based plans, each as discussed below.

The American Pacific Corporation 2001 Stock Option Plan, as amended (the “2001 Plan”), permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and nonqualified options that do not meet the requirements of Section 422 to employees, officers, directors and consultants. Options granted under the 2001 Plan generally vest 50% at the grant date and 50% on the one-year anniversary of the grant date, and expire in ten years. As of March 31, 2007, there were 20,000 shares available for grant under the 2001 Plan. This plan was approved by our shareholders.

The American Pacific Corporation 2002 Directors Stock Option Plan (the “2002 Directors Plan”) compensates outside directors with annual grants of stock options or upon other discretionary events. Options are granted to each eligible director at a price equal to the fair market value of our common stock on the date of the grant. Options granted under the 2002 Directors Plan generally vest 50% at the grant date and 50% on the one-year anniversary of the grant date, and expire in ten years. As of March 31, 2007, there were 25,000 shares available for grant under the 2002 Directors Plan. This plan was approved by our shareholders.

A summary of our outstanding and vested stock option activity for the six months ended March 31, 2007 is as follows:

	Total Outstanding		Non Vested
		Weighted		Weighted
		Average		Average
		Exercise		Fair
		Price		Value
	Shares	Per Share	Shares	Per Share

Balance, September 30, 2006	515,500	$6.95	18,750	$1.95
Granted	19,000	7.64	19,000	3.63
Vested	—	—	(28,250)	2.51
Exercised	(28,500)	6.83	—	—
Expired / Cancelled	—	—	—	—

Balance, March 31, 2007	506,000	6.98	9,500	3.63

A summary of our exercisable stock options as of March 31, 2007 is as follows:

Number of vested stock options	496,500
Weighted-average exercise price per share	$6.97
Aggregate intrinsic value	$2,172
Weighted-average remaining contractual term in years	7.2
We determine the fair value of share-based awards at their grant date, using a Black-Scholes option-pricing model applying the assumptions in the following table. Actual compensation, if any, ultimately realized by optionees may differ significantly from the amount estimated using an option valuation model.

	Six Months Ended
	March 31,
	2007	2006

Weighted-average grant date fair value per share of options granted	$3.68	$2.00
Significant fair value assumptions:
Expected term in years	5.25	4.75
Expected volatility	47.0%	50.0%
Expected dividends	0.0%	0.0%
Risk-free interest rates	4.7%	4.4%
Total intrinsic value of options exercised	$108	$18
Aggregate cash received for option exercises	$195	$31

Total compensation cost (included in operating expenses)	$67	$233
Tax benefit recognized	28	86

Net compensation cost	$39	$147

As of period end date:
Total compensation cost for non-vested awards not yet recognized	$10	$191
Weighted-average years to be recognized	0.5	0.5
4.	SELECTED BALANCE SHEET DATA

Inventories: Inventories consist of the following:

	March 31,	September 30,
	2007	2006

Finished goods	$9,562	$7,170
Work-in-process	31,125	20,196
Raw materials and supplies	15,424	12,664
Allowance for obsolete inventory	(379)	(275)

Total	$55,732	$39,755

Intangible Assets: We account for our intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Intangible assets consist of the following:

	March 31,	September 30,
	2007	2006

Perchlorate customer list	$38,697	$38,697
Less accumulated amortization	(35,230)	(33,280)

	3,467	5,417

Customer relationships and backlog	10,244	13,230
Less accumulated amortization	(5,375)	(4,756)

	4,869	8,474

Pension-related intangible	346	346

Total	$8,682	$14,237

The perchlorate customer list is an asset of our Specialty Chemicals segment and is subject to amortization. Amortization expense was $975 for each of the three-month periods ended March 31, 2007 and 2006, and $1,950 for each of the six-month periods ended March 31, 2007 and 2006.

The pension-related intangible is an actuarially calculated amount related to unrecognized prior service cost for our defined benefit pension plan and supplemental executive retirement plan.

In connection with our acquisition of the AFC Business, we acquired intangible assets with fair values of $7,957 for customer relationships and $2,287 for existing customer backlog. These assets have definite lives and are assigned to our Fine Chemicals segment. Amortization expense for the three months ended March 31, 2007 and 2006 was $309 and $1,426, respectively. Amortization expense for the six months ended March 31, 2007 and 2006 was $619 and $1,902, respectively.

5.	COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) consists of the following:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Net Income (Loss)	$118	$(2,338)	$757	$(3,643)
Other Comprehensive Income (Loss) -
Foreign currency translation adjustment	5	5	27	(41)

Comprehensive Income (Loss)	$123	$(2,333)	$784	$(3,684)

6.	EARNINGS (LOSS) PER SHARE

Shares used to compute earnings (loss) per share from continuing operations are as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Income (Loss) from Continuing Operations	$118	$(2,606)	$757	$(3,396)

Basic:
Weighted average shares	7,335,000	7,297,000	7,330,000	7,297,000

Diluted:
Weighted average shares, basic	7,335,000	7,297,000	7,330,000	7,297,000
Dilutive effect of stock options	94,000	—	68,000	—

Weighted average shares, diluted	7,429,000	7,297,000	7,398,000	7,297,000

Basic (income) loss per share from continuing operations	$0.02	$(0.36)	$0.10	$(0.47)
Diluted (income) loss per share from continuing operations	$0.02	$(0.36)	$0.10	$(0.47)
As of March 31, 2007, we had no antidilutive options outstanding. As of March 31, 2006, we had 555,500 antidilutive options outstanding. Stock options are antidilutive because we reported a loss from continuing operations or the exercise price of certain options exceeds the average fair market value of our stock for the period. These options could be dilutive in future periods if our operations are profitable or our stock price increases.

7.	DEBT

Our outstanding debt balances consist of the following:

	March 31,	September 30,
	2007	2006

Senior Notes, 9%, due 2015	$110,000	$—
Credit Facilities:
First Lien Term Loan, 9.4%, due through 2010	—	64,350
First Lien Revolving Credit	—	—
Second Lien Term Loan plus accrued PIK Interest of $170, 14.4%, due 2011	—	20,170
Subordinated Seller Note plus accrued PIK Interest of $2,226, 10.4%,
Net of Discount of $5,424, due 2012	—	22,304
Capital Leases	714	540

Total Debt	110,714	107,364
Less Current Portion	(229)	(9,593)

Total Long-term Debt	$110,485	$97,771

Credit Facilities: In connection with our acquisition of the AFC Business, discussed in Note 2, on November 30, 2005, we entered into a $75,000 first lien credit agreement (the “First Lien Credit Facility”) with Wachovia Bank, National Association and other lenders. We also entered into a $20,000 second lien credit agreement (the “Second Lien Credit Facility,” and together with the First Lien Credit Facility, the “Credit Facilities”) with Wachovia Bank, National Association, and certain other lenders. The Credit Facilities are collateralized by substantially all of our assets and the assets of our domestic subsidiaries. Concurrent with the issuance of our Senior Notes in February 2007, we repaid our first lien term loan, amended our First Lien Credit Facility and repaid and terminated our Second Lien Credit Facility.
Seller Subordinated Note: In connection with our acquisition of the AFC Business, discussed in Note 2, we issued an unsecured subordinated seller note in the principal amount of $25,500 to Aerojet-General Corporation, a subsidiary of GenCorp. The note accrued payment-in-kind interest (“PIK Interest”) at a rate equal to the three–month U.S. dollar LIBOR as from time to time in effect plus a margin equal to the weighted average of the interest rate margin for the loans outstanding under the Credit Facilities, including certain changes in interest rates due to subsequent amendments or refinancing of the Credit Facilities. The note was subordinated to the senior debt under or related to the Credit Facilities and certain other indebtedness, subject to certain terms and conditions.
In connection with our February 2007 refinancing activities, we negotiated an early retirement of the Seller Subordinated Note at a discount of approximately $5,000 from the face amount of the note. On February 6, 2007, we paid GenCorp $23,735 representing full settlement of the Seller Subordinated Note and accrued interest.
Senior Notes: On February 6, 2007, we issued and sold $110,000 aggregate principal amount of 9.0% Senior Notes due February 1, 2015 (the “Senior Notes”). The Senior Notes accrue interest at a rate per annum equal to 9.0%, to be payable semi-annually in arrears on each February 1 and August 1, beginning on August 1, 2007. The Senior Notes are guaranteed on a senior unsecured basis by all of our existing and future material U.S. subsidiaries. The Senior Notes are:
•	ranked equally in right of payment with all of our existing and future senior indebtedness;

•	ranked senior in right of payment to all of our existing and future senior subordinated and subordinated indebtedness;

•	effectively junior to our existing and future secured debt to the extent of the value of the assets securing such debt; and

•	structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the Senior Notes.
The Senior Notes may be redeemed, in whole or in part, under the following circumstances:
•	at any time prior to February 1, 2011 at a price equal to 100% of the purchase amount of the Senior Notes plus a “make-whole” premium as defined in the related indenture;

•	at any time on or after February 1, 2011 at redemption prices beginning at 104.5% and reducing to 100% by February 1, 2013; and

•	until February 1, 2010, up to 35% of the principal amount of the Senior Notes with the proceeds of certain sales of its equity securities.
In addition, if we experience certain changes of control, we must offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest.
The Senior Notes were issued pursuant to an Indenture (the “Indenture”) that contains certain covenants limiting, subject to exceptions, carve-outs and qualifications, our ability to:
•	incur additional debt;

•	pay dividends or make other restricted payments;

•	create liens on assets to secure debt;

•	incur dividend or other payment restrictions with regard to restricted subsidiaries;

•	transfer or sell assets;

•	enter into transactions with affiliates;

•	enter into sale and leaseback transactions;

•	create an unrestricted subsidiary;

•	enter into certain business activities; or

•	effect a consolidation, merger or sale of all or substantially all of our assets.
The Indenture also contains certain customary events of default.

In connection with the closing of the sale of the Senior Notes, we entered into a registration rights agreement and agreed to use our reasonable best efforts to:
•	file a registration statement with respect to an offer to exchange the Senior Notes for notes that have substantially identical terms as the Senior Notes and are registered under the Securities Act;

•	cause the registration statement to become effective within 210 days after the closing; and

•	consummate the exchange offer within 240 days after the closing.
If we cannot effect an exchange offer within the time periods listed above, we have agreed to file a shelf registration statement for the resale of the Senior Notes. If we do not comply with certain of our obligations under the registration rights agreement (a “Registration Default”), the annual interest rate on the Senior Notes will increase by 0.25%. The annual interest rate on the Senior Notes will increase by an additional 0.25% for any subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year. If we correct the Registration Default, the interest rate on the Senior Notes will revert immediately to the original rate.
Revolving Credit Facility: On February 6, 2007, we entered into an Amended and Restated Credit Agreement which provides a secured Revolving Credit Facility in an aggregate principal amount of up to $20,000 with an initial maturity in 5 years. We may prepay and terminate the Revolving Credit Facility at any time. The annual interest rates applicable to loans under the Revolving Credit Facility will be at our option, the Alternate Base Rate or LIBOR Rate (each as defined in the Revolving Credit Facility) plus, in each case, an applicable margin. The applicable margin will be tied to our total leverage ratio (as defined in the Revolving Credit Facility). In addition, we will pay commitment fees, other fees related to the issuance and maintenance of the letters of credit, and certain agency fees.
The Revolving Credit Facility is guaranteed by and secured by substantially all of the assets of our current and future domestic subsidiaries, subject to certain exceptions as set forth in the Revolving Credit Facility. The Revolving Credit Facility contains certain negative covenants restricting and limiting our ability to, among other things:
•	incur debt, incur contingent obligations and issue certain types of preferred stock;

•	create liens;

•	pay dividends, distributions or make other specified restricted payments;

•	make certain investments and acquisitions;

•	enter into certain transactions with affiliates;

•	enter into sale and leaseback transactions; and

•	merge or consolidate with any other entity or sell, assign, transfer, lease, convey or otherwise dispose of assets.
Financial covenants under the Revolving Credit Facility include quarterly requirements for total leverage ratio of less than or equal to 5.25 to 1.00, and interest coverage ratio of at least 2.50 to 1.00. The Revolving Credit Facility also contains usual and customary events of default (subject to certain threshold amounts and grace periods). If an event of default occurs and is continuing, we may be required to repay the obligations under the Revolving Credit Facility prior to its stated maturity and the related commitments may be terminated.
As of March 31, 2007, under our Revolving Credit Facility, we had no borrowings outstanding, availability of $17,668, and we were in compliance with its various financial covenants. Availibility is computed as the total commitment of $20,000 less outstanding borrowings and outstanding letters of credit, if any.
Letters of Credit: As of March 31, 2007, we had $2,332 in outstanding standby letters of credit which mature through May 2012. These letters of credit principally secure performance of certain water treatment equipment sold by us and payment of fees associated with the delivery of natural gas and power.

Interest Rate Swap Agreements: In May 2006, we entered into two interest rate swap agreements, expiring on June 30, 2008, for the purpose of hedging a portion of our exposure to changes in variable rate interest on our Credit Facilities. Under the terms of the swap agreements, we paid fixed rate interest and received variable rate interest based on a specific spread over three-month LIBOR. The differential to be paid or received was recorded as an adjustment to interest expense. The swap agreements do not qualify for hedge accounting treatment. We recorded an asset or liability for the fair value of the swap agreements, with the effect of marking these contracts to fair value being recorded as an adjustment to interest expense. The aggregate fair values of the swap agreements at September 30, 2006, which was recorded as other long-term liabilities, was $314. In connection with the refinancing of our Credit Facilities, we terminated our swap agreements at a cost of $268, which resulted in a gain of $46 that is recorded as a reduction of interest expense.

Debt Issue Costs and Debt Repayment Charges: In connection with the repayment of our Credit Facilities, we recorded a charge for approximately $2,300 to write-off the unamortized balance of debt issue costs associated with those facilities. In addition, we paid a pre-payment penalty of approximately $400 to terminate the Second Lien Credit Facility. These charges are presented as Debt Repayment Charges in our statement of operations. In connection with the issuance of the Senior Notes, we incurred debt issuance costs of approximately $4,600 which were capitalized and classified as other assets on the balance sheet. These costs will be amortized as additional interest expense over the eight year term on the Senior Notes.

8.	COMMITMENTS AND CONTINGENCIES

Environmental Matters:

Review of Perchlorate Toxicity by the EPA –

Perchlorate (the “anion”) is not currently included in the list of hazardous substances compiled by the EPA, but it is on the EPA’s Contaminant Candidate List. The EPA has conducted a risk assessment relating to perchlorate, two drafts of which were subject to formal peer reviews held in 1999 and 2002. Following the 2002 peer review, the EPA perchlorate risk assessment together with other perchlorate related science was reviewed by the National Academy of Sciences or NAS. This NAS report was released on January 11, 2005. The recommendations contained in this NAS report indicate that human health is protected in drinking water at a level of 24.5 parts per billion (“ppb”). Certain states have also conducted risk assessments and have set preliminary levels from 1 – 14 ppb. The EPA has established a reference dose for perchlorate of .0007 mg/kg/day which is equal to a DWEL of 24.5 ppb. A decision as to whether or not to establish a MCL is pending. The outcome of these federal EPA actions, as well as any similar state regulatory action, will influence the number, if any, of potential sites that may be subject to remediation action.

Perchlorate Remediation Project in Henderson, Nevada –

We commercially manufactured perchlorate chemicals at the Ampac Henderson Site from 1958 until the facility was destroyed in May 1988, after which we relocated our production to a new facility in Iron County, Utah. KMCC also operated a perchlorate production facility in Henderson, Nevada from 1967 to 1998. Between 1956 to 1967, American Potash operated a perchlorate production facility at the same site. For many years prior to 1956, other entities also manufactured perchlorate chemicals at that site. In 1998, Kerr-McGee Chemical LLC became the operating entity and it ceased the production of perchlorate at the Kerr McGee Henderson Site. Thereafter, it continued to produce other chemicals at this site until it was recently sold. As a result of a longer production history in Henderson, KMCC and its predecessor operations have manufactured significantly greater amounts of perchlorate over time than we did at the Ampac Henderson Site.

In 1997, the SNWA detected trace amounts of the perchlorate anion in Lake Mead and the Las Vegas Wash. Lake Mead is a source of drinking water for Southern Nevada and areas of Southern California. The Las Vegas Wash flows into Lake Mead from the Las Vegas valley.

In response to this discovery by SNWA, and at the request of the NDEP, we engaged in an investigation of groundwater near the Ampac Henderson site and down gradient toward the Las Vegas Wash. That investigation and related characterization which lasted more than six years employed experts in the field of hydrogeology. This investigation concluded that, although there is perchlorate in the groundwater in the vicinity of the Ampac Henderson Site up to 700 ppm, perchlorate from this Site does not materially impact, if at all, water flowing in the Las Vegas Wash toward Lake Mead. It has been well established, however, by data generated by SNWA and NDEP, that perchlorate from the Kerr McGee Henderson Site did materially impact the Las Vegas Wash and Lake Mead. Kerr McGee’s successor, Tronox LLC, operates an ex situ perchlorate groundwater remediation facility at their Henderson site and this facility has had a significant effect on the load of perchlorate entering Lake Mead over the last 5 years. Recent measurements of perchlorate in Lake Mead made by SNWA have been less than 10 ppb.
Notwithstanding these facts, and at the direction of NDEP and the EPA, we conducted an investigation of remediation technologies for perchlorate in groundwater with the intention of remediating groundwater near the Ampac Henderson Site. The technology that was chosen as most efficient and appropriate is in situ bioremediation or ISB. ISB reduces perchlorate in the groundwater by precise addition of an appropriate carbon source to the groundwater itself while it is still in the ground (as opposed to an above ground, more conventional, ex situ process). This induces naturally occurring organisms in the groundwater to reduce the perchlorate among other oxygen containing compounds.
In 2002, we conducted a pilot test in the field of the ISB technology and it was successful. On the basis of the successful test and other evaluations, in fiscal 2005 we submitted a work plan to NDEP for the construction of a remediation facility near the Ampac Henderson Site. The conditional approval of the work plan by NDEP in our third quarter of fiscal 2005 allowed us to generate estimated costs for the installation and operation of the remediation facility to address perchlorate at Ampac Henderson Site. We commenced construction in July 2005. In December 2006, we began operations, reducing perchlorate concentrations in system extracted groundwater in Henderson.
Henderson Site Environmental Remediation Reserve –
During our fiscal 2005 third quarter, we recorded a charge for $22,400 representing our estimate of the probable costs of our remediation efforts at the Henderson Site, including the costs for equipment, operating and maintenance costs, and consultants. Key factors in determining the total estimated cost include an estimate of the speed of groundwater entering the treatment area, which was then used to estimate a project life of 45 years, as well as estimates for capital expenditures and annual operating and maintenance costs. The project consists of two primary phases; the initial construction of the remediation equipment and the operating and maintenance phase. During our fiscal 2006, we increased our total cost estimate of probable costs for the construction phase by $3,600 due primarily to changes in the engineering designs, delays in receiving permits and the resulting extension of construction time. We commenced the construction phase in late fiscal 2005, completed an interim system in June 2006, and completed the permanent facility in December 2006. In addition, to the operating and maintenance costs, certain remediation activities are conducted on public lands under operating permits. In general, these permits require us to return the land to its original condition at the end of the permit period. Estimated costs associated with removal of remediation equipment from the land are not material and are included in our range of estimated costs. These estimates are based on information currently available to us and may be subject to material adjustment upward or downward in future periods as new facts or circumstances may indicate.
We accrue for anticipated costs associated with environmental remediation that are probable and estimable. On a quarterly basis, we review our estimates of future costs that could be incurred for remediation activities. In some cases, only a range of reasonably possible costs can be estimated. In establishing our reserves, the most probable estimate is used; otherwise, we accrue the minimum amount of the range. As of March 31, 2007, the aggregate range of anticipated environmental remediation costs was from approximately $13,000 to approximately $19,500, and the accrued amount was $16,057.
A summary of our environmental reserve activity for the six months ended March 31, 2007 is shown below:

Balance, September 30, 2006	$17,511
Additions or adjustments	—
Expenditures	(1,454)

Balance, March 31, 2007	$16,057

AFC Environmental Matters –

AFC’s facility is located on land leased from Aerojet. The leased land is part of a tract of land owned by Aerojet designated as a “Superfund Site” under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). The tract of land had been used by Aerojet and affiliated companies to manufacture and test rockets and related equipment since the 1950s. Although the chemicals identified as contaminants on the leased land were not used by Aerojet Fine Chemicals as part of its operations, CERCLA, among other things, provides for joint and severable liability for environmental liabilities including, for example, the environmental remediation expenses.

As part of the agreement to sell the AFC Business, an Environmental Indemnity Agreement was entered into whereby GenCorp agreed to indemnify us against any and all environmental costs and liabilities arising out of or resulting from any violation of environmental law prior to the effective date of the sale, or any release of hazardous substances by the AFC Business, Aerojet or GenCorp on the AFC premises or Aerojet’s Sacramento site prior to the effective date of the sale.

On November 29, 2005, EPA Region IX provided us with a letter indicating that the EPA does not intend to pursue any clean up or enforcement actions under CERCLA against future lessees of the Aerojet Fine Chemicals property for existing contamination, provided that the lessees do not contribute to or do not exacerbate existing contamination on or under the Aerojet Superfund site.

Employment Matters: Effective March 25, 2006, the employment of Dr. Seth Van Voorhees, as our Chief Financial Officer, Vice President and Treasurer, terminated. Dr. Van Voorhees was employed by us pursuant to an employment agreement dated December 1, 2005. On December 6, 2006, we reached a settlement with Dr. Van Voorhees under which we paid Dr. Van Voorhees $600 and both parties entered into a standard mutual release.

Other Matters: We are from time to time involved in other claims or lawsuits. We believe that current claims or lawsuits against us, individually and in the aggregate, will not have a material adverse effect on our financial condition, cash flows or results of operations.

9.	SEGMENT INFORMATION

We report our business in four operating segments: Specialty Chemicals, Fine Chemicals, Aerospace Equipment and Other Businesses. These segments are based upon business units that offer distinct products and services, are operationally managed separately and produce products using different production methods. Segment operating profit includes all sales and expenses directly associated with each segment. Environmental remediation charges, corporate general and administrative costs, which consist primarily of executive, investor relations, accounting, human resources and information technology expenses, and interest are not allocated to segment operating results.

Specialty Chemicals: Our Specialty Chemicals segment manufactures and sells: (i) perchlorate chemicals, used principally in solid rocket propellants for the space shuttle and defense programs, (ii) sodium azide, a chemical used in pharmaceutical manufacturing and historically used principally in the inflation of certain automotive airbag systems, and (iii) Halotron®, clean gas fire extinguishing agents designed to replace halons.
Fine Chemicals: On November 30, 2005, we created a new operating segment, Fine Chemicals, to report the financial performance of AFC (See Note 2). AFC is a manufacturer of active pharmaceutical ingredients and registered intermediates under cGMP guidelines for commercial customers in the pharmaceutical industry, involving high potency compounds, energetic and nucleoside chemistries, and chiral separation.
Aerospace Equipment: The Aerospace Equipment, or ISP business, manufactures and sells in-space propulsion systems, thrusters (monopropellant or bipropellant) and propellant tanks.
Other Businesses: Our Other Businesses segment contains our water treatment equipment and real estate activities. Our water treatment equipment business designs, manufactures and markets systems for the control of noxious odors, the disinfection of water streams and the treatment of seawater.
Our revenues are characterized by individually significant orders and relatively few customers. As a result, in any given reporting period, certain customers account for more than ten percent of our consolidated revenues. The following table provides disclosure of the percentage of our consolidated revenues attributed to customers that exceed ten percent of the total in each of the given periods.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Specialty chemicals customer	18%	26%	14%	20%
Specialty chemicals customer	11%		13%
Fine chemicals customer	26%		15%
Fine chemicals customer	12%		16%
Fine chemicals customer		27%		20%

The following provides financial information about our segment operations:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Revenues:
Specialty Chemicals	$16,132	$16,479	$27,922	$21,184
Fine Chemicals	22,366	18,931	39,957	24,103
Aerospace Equipment	4,465	3,489	8,441	8,134
Other Businesses	626	878	2,157	2,841

Total Revenues	$43,589	$39,777	$78,477	$56,262

Segment Operating Income:
Specialty Chemicals	$6,418	$6,532	$9,911	$6,952
Fine Chemicals	2,926	(275)	5,845	676
Aerospace Equipment	111	58	297	319
Other Businesses	154	154	747	671

Total Segment Operating Income	9,609	6,469	16,800	8,618
Corporate Expenses	(3,489)	(4,726)	(6,285)	(7,994)
Environmental Remediation Charges	—	(2,800)	—	(2,800)

Operating Income (Loss)	$6,120	$(1,057)	$10,515	$(2,176)

Depreciation and Amortization:
Specialty Chemicals	$1,286	$1,283	$2,568	$2,562
Fine Chemicals	3,048	4,048	6,745	5,348
Aerospace Equipment	34	18	66	35
Other Businesses	3	3	6	6
Corporate	128	140	258	281

Total Depreciation and Amortization	$4,499	$5,492	$9,643	$8,232

10.	INTEREST AND OTHER INCOME

Interest and other income consist of the following:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Interest income	$90	$48	$184	$294
Gain on sale of Hughes Parkway	—	—	—	580
Other	—	—	—	49

	$90	$48	$184	$923

We owned a 70% interest as general and limited partner in a real estate development limited partnership (the “Partnership”). The remaining 30% limited partners included certain current and former members of our board of directors. The Partnership, in turn, owned a 33% limited partnership interest in Hughes Parkway. Hughes Parkway owns the building in which we lease office space in Las Vegas, Nevada.
In October 2005, the Partnership sold its interest in Hughes Parkway, which resulted in a net gain and cash distribution to us of $2,395. Concurrent with, and as a condition of, the sale of the Partnership’s interest in Hughes Parkway, we renewed our office space lease through February 2009. We accounted for the transaction as a sale leaseback. Accordingly, we deferred gain totaling $1,815 representing the present value of future lease payments. We amortize the deferred gain (as a reduction of rental expense), using the straight-line method over the term of the lease. We recognized the remaining gain of $580, which is reported as interest and other income.

11.	DEFINED BENEFIT PLANS

We maintain three defined benefit pension plans which cover substantially all of our U.S. employees, excluding employees of our Aerospace Equipment Segment: the American Pacific Corporation Defined Benefit Pension Plan, the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees, and the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees. Collectively, these three plans are referred to as the “Pension Plans”. The AFC related plans were established in connection with our acquisition of the AFC business and include the assumed liabilities for pension benefits to existing employees at the acquisition date. In addition, we have a supplemental executive retirement plan or SERP that includes our former and current Chief Executive Officer.

Net periodic pension cost related to the Pension Plans consists of the following:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Pension Plans:
Service Cost	$487	$309	$974	$535
Interest Cost	529	477	1,058	827
Expected Return on Plan Assets	(468)	(393)	(936)	(682)
Recognized Actuarial Losses	15	16	30	29
Amortization of Prior Service Costs	153	134	305	232

Net Periodic Pension Cost	$716	$543	$1,431	$941

Supplemental Executive Retirement Plan:
Service Cost	$—	$—	$—	$—
Interest Cost	35	38	70	74
Expected Return on Plan Assets	—	—	—	—
Recognized Actuarial Losses	11	11	22	21
Amortization of Prior Service Costs	6	7	12	16

Net Periodic Pension Cost	$52	$56	$104	$111

For the six months ended March 31, 2007, we contributed $1,107 to the Pension Plans to fund benefit payments and anticipate making approximately $1,598 in additional contributions through September 30, 2007. For the six months ended March 31, 2007, we contributed $63 to the SERP to fund benefit payments and anticipate making approximately $64 in additional contributions through September 30, 2007.

12.	DISCONTINUED OPERATIONS

In June 2006, our board of directors approved and we committed to a plan to sell our interest in ESI, based on our determination that ESI’s product lines were no longer a strategic fit with our business strategies. Revenues and expenses associated with ESI’s operations are presented as discontinued operations for all periods presented. ESI was formerly reported within our Specialty Chemicals segment.

Effective September 30, 2006, we completed the sale of our interest in ESI for $7,510, which, after deducting direct expenses, resulted in a gain on the sale before income taxes of $258. The ESI sale proceeds are reflected as a note receivable as of September 30, 2006 and we collected the amount in full in October 2006.

Summarized financial information for ESI is as follows:

	Three Months	Six Months
	Ended March 31, 2006
Revenues	$4,147	$6,779

Discontinued Operations:
Operating income (loss) before tax	439	(405)
Provision (benefit) for income taxes	171	(158)

Net income (loss) from discontinued operations	$268	$(247)

13.	GUARANTOR SUBSIDIARIES

As discussed in Note 7, on February 6, 2007, American Pacific Corporation, a Delaware Corporation (“Parent”) issued and sold $110,000 aggregate principal amount of Senior Notes. In connection with the issuance of the Senior Notes, the Company’s U.S. subsidiaries (“Guarantor Subsidiaries”) jointly, fully, severally, and unconditionally guaranteed the Senior Notes. The Company’s sole foreign subsidiary (“Non-Guarantor Subsidiary”) is not a guarantor of the Senior Notes. The Parent has no independent assets or operations. The following presents condensed consolidating financial information separately for the Parent, Guarantor Subsidiaries and Non-Guarantor Subsidiary:

Condensed Consolidating Balance Sheet -		Guarantor	Non-Guarantor
March 31, 2007	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Assets:
Cash and Cash Equivalents	$—	$9,541	$72	$—	$9,613
Accounts Receivable	—	15,476	1,218	(1,091)	15,603
Inventories	—	54,982	750	—	55,732
Prepaid Expenses and Other Assets	—	1,863	126	—	1,989
Deferred Income Taxes	—	1,887	—	—	1,887

Total Current Assets	—	83,749	2,166	(1,091)	84,824
Property, Plant and Equipment, Net	—	117,532	120	—	117,652
Intangible Assets, Net	—	8,682	—	—	8,682
Deferred Income Taxes	—	21,701	—	—	21,701
Other Assets	—	8,355	—	—	8,355
Intercompany Advances	78,683	1,661	—	(80,344)	—
Investment in Subsidiaries	104,289	(173)	—	(104,116)	—

Total Assets	$182,972	$241,507	$2,286	$(185,551)	$241,214

Liabilitites and Stockholders’ Equity:
Accounts Payable and Other Current Liabilities	$—	$21,177	$798	$(1,091)	$20,884
Environmental Remediation Reserves	—	589	—	—	589
Deferred Revenues	—	10,901	—	—	10,901
Intercompany Advances	—	78,683	1,661	(80,344)	—
Current Portion of Debt	—	229	—	—	229

Total Current Liabilities	—	111,579	2,459	(81,435)	32,603
Long-Term Debt	110,000	485	—	—	110,485
Environmental Remediation Reserves	—	15,468	—	—	15,468
Other Long-Term Liabilities	—	9,686	—	—	9,686

Total Liabilities	110,000	137,218	2,459	(81,435)	168,242
Total Stockholders’ Equity	72,972	104,289	(173)	(104,116)	72,972

Total Liabilities and Stockholders’ Equity	$182,972	$241,507	$2,286	$(185,551)	$241,214

Condensed Consolidating Balance Sheet -		Guarantor	Non-Guarantor
September 30, 2006	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Assets:
Cash and Cash Equivalents	$—	$6,758	$114	$—	$6,872
Accounts Receivable	—	19,253	1,040	(819)	19,474
Notes Receivable	—	7,510	—	—	7,510
Inventories	—	39,152	603	—	39,755
Prepaid Expenses and Other Assets	—	1,745	100	—	1,845
Deferred Income Taxes	—	1,887	—	—	1,887

Total Current Assets	—	76,305	1,857	(819)	77,343
Property, Plant and Equipment, Net	—	119,623	123	—	119,746
Intangible Assets, Net	—	14,237	—	—	14,237
Deferred Income Taxes	—	21,701	—	—	21,701
Other Assets	—	6,428	—	—	6,428
Intercompany Advances	81,389	975	—	(82,364)	—
Investment in Subsidiaries	97,320	56	—	(97,376)	—

Total Assets	$178,709	$239,325	$1,980	$(180,559)	$239,455

Liabilitites and Stockholders’ Equity:
Accounts Payable and Other Current Liabilities	$—	$26,885	$949	$(819)	$27,015
Environmental Remediation Reserves	—	1,631	—	—	1,631
Deferred Revenues	—	5,683	—	—	5,683
Intercompany Advances	—	81,389	975	(82,364)	—
Current Portion of Debt	9,422	171	—	—	9,593

Total Current Liabilities	9,422	115,759	1,924	(83,183)	43,922
Long-Term Debt	97,403	368	—	—	97,771
Environmental Remediation Reserves	—	15,880	—	—	15,880
Other Long-Term Liabilities	—	9,998	—	—	9,998

Total Liabilities	106,825	142,005	1,924	(83,183)	167,571
Total Stockholders’ Equity	71,884	97,320	56	(97,376)	71,884

Total Liabilities and Stockholders’ Equity	$178,709	$239,325	$1,980	$(180,559)	$239,455

Condensed Consolidating Statement of Operations -		Guarantor	Non-Guarantor
Six Months Ended March 31, 2007	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Revenues	$—	$77,781	$851	$(155)	$78,477
Cost of Revenues	—	48,701	812	(155)	49,358

Gross Profit	—	29,080	39	—	29,119
Operating Expenses	—	18,306	298	—	18,604

Operating Income (Loss)	—	10,774	(259)	—	10,515
Interest and Other Income	6,373	182	2	(6,373)	184
Interest Expense	6,373	6,460	—	(6,373)	6,460
Debt Repayment Charges	—	2,714	—	—	2,714

Income (Loss) from Continuing Operations before Income Tax and Equity Account for Subsidiaries	—	1,782	(257)	—	1,525
Income Tax Expense	—	768	—	—	768

Income (Loss) from Continuing Operations before Equity Account for Subsidiaries	—	1,014	(257)	—	757
Equity Account for Subsidiaries	757	—	—	(757)	—

Net Income (Loss) from Continuing Operations	$757	$1,014	$(257)	$(757)	$757

Condensed Consolidating Statement of Operations -		Guarantor	Non-Guarantor
Six Months Ended March 31, 2006	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Revenues	$—	$55,867	$533	$(138)	$56,262
Cost of Revenues	—	38,962	533	(138)	39,357

Gross Profit	—	16,905	—	—	16,905
Operating Expenses	—	16,080	201	—	16,281
Environmental Remediation Charges	—	2,800	—	—	2,800

Operating Loss	—	(1,975)	(201)	—	(2,176)
Interest and Other Income	4,125	922	1	(4,125)	923
Interest Expense	4,125	4,125	—	(4,125)	4,125

Loss from Continuing Operations before Income Tax and Equity Account for Subsidiaries	—	(5,178)	(200)	—	(5,378)
Income Tax Benefit	—	(1,982)	—	—	(1,982)

Loss from Continuing Operations before Equity Account for Subsidiaries	—	(3,196)	(200)	—	(3,396)
Equity Account for Subsidiaries	(3,396)	—	—	3,396	—

Net Loss from Continuing Operations	$(3,396)	$(3,196)	$(200)	$3,396	$(3,396)

Condensed Consolidating Statement of Operations -		Guarantor	Non-Guarantor
Three Months Ended March 31, 2007	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Revenues	$—	$43,216	$507	$(134)	$43,589
Cost of Revenues	—	27,003	509	(134)	27,378

Gross Profit	—	16,213	(2)	—	16,211
Operating Expenses	—	9,918	173	—	10,091

Operating Income (Loss)	—	6,295	(175)	—	6,120
Interest and Other Income	3,118	89	1	(3,118)	90
Interest Expense	3,118	3,157	—	(3,118)	3,157
Debt Repayment Charges	—	2,714	—	—	2,714

Income (Loss) from Continuing Operations before Income Tax and Equity Account for Subsidiaries	—	513	(174)	—	339
Income Tax Expense	—	221	—	—	221

Income (Loss) from Continuing Operations before Equity Account for Subsidiaries	—	292	(174)	—	118
Equity Account for Subsidiaries	118	—	—	(118)	—

Net Income (Loss) from Continuing Operations	$118	$292	$(174)	$(118)	$118

Condensed Consolidating Statement of Operations -		Guarantor	Non-Guarantor
Three Months Ended March 31, 2006	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Revenues	$—	$39,760	$155	$(138)	$39,777
Cost of Revenues	—	27,160	196	(138)	27,218

Gross Profit	—	12,600	(41)	—	12,559
Operating Expenses	—	10,706	110	—	10,816
Environmental Remediation Charges	—	2,800	—	—	2,800

Operating Loss	—	(906)	(151)	—	(1,057)
Interest and Other Income	3,056	48	—	(3,056)	48
Interest Expense	3,056	3,056	—	(3,056)	3,056

Loss from Continuing Operations before Income Tax and Equity Account for Subsidiaries	—	(3,914)	(151)	—	(4,065)
Income Tax Benefit	—	(1,459)	—	—	(1,459)

Loss from Continuing Operations before Equity Account for Subsidiaries	—	(2,455)	(151)	—	(2,606)
Equity Account for Subsidiaries	(2,606)	—	—	2,606	—

Net Loss from Continuing Operations	$(2,606)	$(2,455)	$(151)	$2,606	$(2,606)

Condensed Consolidating Statement of Cash Flows -		Guarantor	Non-Guarantor
Six Months Ended March 31, 2007	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Net cash Provided (Used) by Operating Activities	$—	$7,110	$(463)	$—	$6,647

Cash Flows from Investing Activities:					—
Acquisition of businesses	—	(6,000)	—	—	(6,000)
Capital expenditures	—	(2,554)	(11)	—	(2,565)
Discontinued operations, net	—	7,510	—	—	7,510

Net Cash Used in Investing Activities	—	(1,044)	(11)	—	(1,055)

Cash Flows from Financing Activities:
Proceeds from the issuance of long-term debt	110,000	—	—	—	110,000
Payments of long-term debt	(108,327)	(145)	—	—	(108,472)
Debt issuance costs	(4,574)	—	—	—	(4,574)
Issuance of common stock	195	—	—	—	195

Intercompany advances, net	2,706	(3,138)	432	—	—
Net Cash Provided (Used) by Financing Activities	—	(3,283)	432	—	(2,851)

Net Change in Cash and Cash Equivalents	—	2,783	(42)	—	2,741
Cash and Cash Equivalents, Beginning of Period	—	6,758	114	—	6,872

Cash and Cash Equivalents, End of Period	$—	$9,541	$72	$—	$9,613

Condensed Consolidating Statement of Cash Flows -		Guarantor	Non-Guarantor
Six Months Ended March 31, 2006	Parent	Subsidiaries	Subsidiary	Eliminations	Consolidated

Net Cash Used by Operating Activities	$—	$(3,783)	$(43)	$—	$(3,826)

Cash Flows from Investing Activities:					—
Acquisition of businesses	—	(108,451)	—	—	(108,451)
Capital expenditures	—	(7,815)	(89)	—	(7,904)
Proceeds from sale of assets	—	2,395	—	—	2,395
Discontinued operations, net	—	(347)	—	—	(347)

Net Cash Used in Investing Activities	—	(114,218)	(89)	—	(114,307)

Cash Flows from Financing Activities:
Proceeds from the issuance of long-term debt	85,000	—	—	—	85,000
Payments of long-term debt	(325)	—	—	—	(325)
Short-term borrowings, net	6,000	(5)	—	—	5,995
Debt issuance costs	(1,716)	—	—	—	(1,716)
Issuance of common stock	31	—	—	—	31
Intercompany advances, net	(88,990)	88,776	214	—	—
Discontinued operations, net	—	(68)	—	—	(68)

Net Cash Provided by Financing Activities	—	88,703	214	—	88,917

Net Change in Cash and Cash Equivalents	—	(29,298)	82	—	(29,216)
Cash and Cash Equivalents, Beginning of Period	—	37,079	134	—	37,213

Cash and Cash Equivalents, End of Period	$—	$7,781	$216	$—	$7,997